UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 5, 2008

HARRY & DAVID HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-127173	20–0884389
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2500 South Pacific Highway, Medford, OR	97501
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (541) 864-2362

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 5, 2008, Shannon A. Bell, Vice President, Controller and Chief Accounting Officer of Harry & David Holdings, Inc. (“Harry & David” or the “Company”), announced her resignation, effective June 20, 2008. Ms. Bell, who plans to spend more time with her family, has agreed to provide consulting services during a three-month transition period.

Bernard Colpitts, 33, has been promoted to Vice President, Controller and Chief Accounting Officer of Harry & David, effective June 21, 2008, succeeding Ms. Bell in her duties.

Since he joined Harry & David in 2006, Mr. Colpitts has been the Director of Financial Reporting and Accounting. Prior to joining Harry & David, Mr. Colpitts was Corporate Controller and Director of SEC Reporting for ON Semiconductor Corporation from 2000 through 2006. Mr. Colpitts previously worked for Arthur Andersen LLP as a senior auditor. Mr. Colpitts will report in his new role to Stephen O’Connell, Executive Vice President, CFO and Chief Administrative Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harry & David Holdings, Inc.
Date: June 11, 2008
	By:	/s/ Stephen V. O’Connell
	Name:	Stephen V. O’Connell
	Title:	Chief Financial Officer and Chief Administrative Officer